                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                       STERLING CONSTRUCTION COMPANY, INC.
                (Name of Registrant as Specified in Its Charter)

                   -------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  -------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------

         (5)      Total fee paid:

                  -------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                                                                       -----------------------
         (2)      Form, Schedule or Registration Statement No.:
                                                                       -----------------------
         (3)      Filing Party:
                                                                       -----------------------
         (4)      Date Filed:
                                                                       -----------------------

                       STERLING CONSTRUCTION COMPANY, INC.
                       2751 CENTERVILLE ROAD -- SUITE 3131
                           WILMINGTON, DELAWARE 19803
                                 (817) 416-0717
--------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



Notice is hereby given that the Annual Meeting of Stockholders of Sterling Construction Company, Inc., a Delaware corporation, will be held as follows:



         DATE:             October 17, 2002

         PLACE:            The Offices of Sterling Houston Holdings, Inc.
                           20810 Fernbush Lane
                           Houston, Texas 77073

         TIME:             9:00 a.m., Houston time

         PURPOSES:         1.  To elect two Class I directors, each to serve
                               for a term of three years and until his successor is duly elected and qualified;

                           2. To transact such other business as may properly come before the meeting.


The stockholders of record at the close of business on August 30, 2002 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.



                                              By Order of the Board of Directors
                                                      Roger M. Barzun, Secretary


September 16, 2002





          YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
            PROXY IN THE ENVELOPE PROVIDED. THE EXECUTION OF A PROXY
                 WILL NOT AFFECT A RECORD HOLDER'S RIGHT TO VOTE
                      IN PERSON IF PRESENT AT THE MEETING.


        THIS PROXY STATEMENT WAS FIRST MAILED TO STOCKHOLDERS ON OR ABOUT
                               SEPTEMBER 16, 2002.

                       STERLING CONSTRUCTION COMPANY, INC.

                       2751 CENTERVILLE ROAD -- SUITE 3131
                           WILMINGTON, DELAWARE 19803
                                 (817) 416-0717

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------



                               GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Sterling Construction Company, Inc., a Delaware corporation ("Sterling" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held on October 17, 2002, at the offices of Sterling Houston Holdings, Inc., 20810 Fernbush Lane, Houston, Texas 77073 or at any adjournment thereof (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting if they are properly executed, returned to the Company prior to the Annual Meeting and not revoked prior to the voting.

A copy of the Company's Transition Report on Form 10-K for the period ended December 31, 2001, as well as the Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2002, which contains financial statements and other information of interest to stockholders and accompanies the Notice of Annual Meeting and this Proxy Statement, is being mailed to stockholders on or about September 16, 2002.

VOTES REQUIRED AND VOTING PROCEDURE

Quorum. The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Holders of shares of common stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether there is a quorum at the Annual Meeting.

Proxies. All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted FOR the election of the directors listed on the proxy and in the discretion of management as to any other matters to come before the Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivering to the Secretary of the Company a written revocation, by submitting a subsequently dated proxy, or by voting in person at the meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

Record Date. On August 30, 2002, the date for the determination of stockholders of record entitled to vote at the Annual Meeting, there were an aggregate of 5,055,516 shares of common stock, $.01 par value per share, outstanding and entitled to vote at the Annual Meeting. Each share of common stock entitles the record holder to one vote on each of the matters to be voted upon at the Annual Meeting.

Vote Required. Of the holders of shares who are entitled to vote and who are present or represented by proxy at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares voted is required for the election of the directors. This means that the two director nominees with the most votes will be elected.

Voting Procedure. The shares of holders who abstain from voting as to a particular matter, and shares held in "street" name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of a matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect in the voting on the election of the directors.

PROXY SOLICITATION AND EXPENSES

The accompanying proxy is being solicited on behalf of the Board of Directors. The expense of preparing, printing and mailing the form of proxy and the solicitation materials will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, and if deemed necessary, through a third party solicitation agent by means of personal interview, telephone, facsimile or e-mail. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to solicit their customers who are beneficial owners of common stock and to forward solicitation materials to such beneficial owners. The Company will reimburse them for their reasonable out-of-pocket expenses incurred in such solicitation.
                       PROPOSAL I - ELECTION OF DIRECTORS

The By-laws of the Company provide for such number of directors as is determined from time to time by the Board of Directors. Section 2 of Article SEVENTH of the Amended and Restated Certificate of Incorporation of the Company provides that directors shall be divided into three classes, as nearly equal in number as reasonably possible; with each class having a full term of three years. The Company currently has a seven member Board of Directors. All directors hold office until the expiration of their terms and until their successors are duly elected and qualified, except in the case of death, resignation or removal of a director.

Two directors of the Company are to be elected as Class I directors for a three-year term. The nominees are Patrick T. Manning and Joseph P. Harper, Sr. Messrs. Manning and Harper were elected Chairman of the Board & Chief Executive Officer and President, respectively, of Sterling on July 23, 2001 in connection with the closing by the Company of a transaction in which the Company increased its ownership percentage of Sterling Houston Holdings, Inc. ("SHH") to 80.1% (the "Sterling Transaction). Messrs. Manning and Harper were subsequently elected to the Board of Directors by the stockholders at the 2000 Annual Meeting of Stockholders for a term of one year. Certain information with respect to their ages and background is set forth below.

The persons named in the enclosed proxy will vote to elect each of the nominees named above unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected; however, if either nominee should be unable to serve, the proxy holder may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected. The enclosed proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

Director                    Position                            Age    Class  Director since
--------------------------- ---------------------------------- -----  ------- ----------------------------------------
NOMINEES
Patrick T. Manning          Chairman of the Board, Chief        56      I     Director since 2001; term expires 2002
                            Executive Officer, Director
Joseph P. Harper, Sr.       President, Director                 56      I     Director since 2001; term expires 2002

CONTINUING
John D. Abernathy           Director                            65      II    Director since 1994; term expires 2003
Robert W. Frickel           Director                            60      II    Director since 2001; term expires 2003
Robert M. Davies            Director                            52     III    Director since 1996; term expires 2004
Maarten D. Hemsley          Chief Financial Officer, Director   53     III    Director since 1998; term expires 2004
Christopher H.B. Mills      Director                            50     III    Director since 2001; term expires 2004

For information relating to shares of common stock owned by each of the nominees and the continuing directors, see "Security Ownership of Certain Beneficial Owners and Management," below.

BUSINESS HISTORY OF NOMINEES

Patrick T. Manning. Mr. Manning joined SHH in 1971 and led its move into the Houston, Texas market in 1978. He is currently SHH's President and Chief Executive Officer. Mr. Manning has served on a variety of construction industry committees, including the Gulf Coast Trenchless Association and the Houston Contractors' Association, where he served as a member of the Board of Directors and as President from 1987 to 1993. He attended Michigan State University from 1969 to 1972. Mr. Manning was elected Chairman of the Board and Chief Executive Officer of Sterling on July 23, 2001 in connection with the closing of the Sterling Transaction.

Joseph P. Harper, Sr. Mr. Harper is Chief Financial Officer, Treasurer and Secretary of SHH and has been employed by that business since 1972. He has performed both estimating and project manager functions as well as his primary role as Chief Financial Officer. Mr. Harper was elected a director and President of Sterling on July 23, 2001, and a director of the Company's majority-owned subsidiary, Steel City Products, Inc. ("SCPI"), in connection with the closing of the Sterling Transaction.

CONTINUING DIRECTORS

John D. Abernathy. Mr. Abernathy has been Chief Operating Officer of Patton Boggs LLP, a Washington D.C. law firm, since January 1995. From March 1991 to February 1994 he was the Managing Director of Summit, Solomon & Feldesman, a New York City law firm and from July 1983 until June 1990, Mr. Abernathy was Chairman and Chief Executive Partner of BDO Seidman LLP, a public accounting firm. He is currently a director of Pharmaceutical Resources, Inc., a generic drug manufacturer and of SCPI. Mr. Abernathy is a certified public accountant.

Robert M. Davies. Mr. Davies was the Company's Chairman and Chief Executive Officer from May 1997 to July 2001 and was its President from May 1997 to January 1999. Mr. Davies had previously been a member of the Company's Board of Directors from 1991 until 1994. From 1994 to March 1997, Mr. Davies was a Vice President of Wexford Capital Corporation, which acts as the investment manager to several private investment funds. From November 1995 to March 1997 Mr. Davies also served as Executive Vice President of Wexford Management LLC, a private investment management company. From September 1993 to May 1994 he was a Managing Director of Steinhardt Enterprises, Inc., an investment banking company and from 1987 to August 1993, he was Executive Vice President of The Hallwood Group Incorporated, a merchant-banking firm. Mr. Davies is also a director of SCPI. Mr. Davies is a managing director of Menai Capital, L.L.C., a private equity advisory company, and Managing Director of Greenwich Power, LLC. He also serves as a director of event Resources LLC (a subsidiary of Cinergy Energy), and two private companies, Waterbury Companies and Industrial Acoustics Company.

Robert W. Frickel. Mr. Frickel is the founder and President of R.W. Frickel Company, P.C., a certified public accounting firm that provides audit, tax and consulting services primarily to the construction industry. Prior to the founding of the R.W. Frickel Company in 1974, he was employed by Ernst & Ernst. Mr. Frickel is a certified public accountant.

Maarten D. Hemsley. Mr. Hemsley was re-elected to the Board of Directors of the Company and of SCPI in December 1998, having been an employee and/or director of the Company or SCPI in various capacities since 1988. In December 1995, he had resigned his positions with the Company and SCPI, but continued to provide consulting services to both companies through his wholly owned business, Bryanston Management, Ltd., a financial consultancy firm. Mr. Hemsley served as President, Chief Operating Officer and Chief Financial Officer of the Company until July 2001, and currently serves as Chief Financial Officer of both Sterling and SCPI. Since 1993, Mr. Hemsley has been President of Bryanston Management, Ltd. Since January 2001, Mr. Hemsley has also been a consultant to (and since May 2002 an employee of) JO Hambro Capital Management Limited ("JOHCM"), an investment management company based in the United Kingdom. Mr. Hemsley serves on the Board of Directors of Industrial Acoustics Company, a privately held company specializing in sound absorption.

Christopher H.B. Mills. Mr. Mills is Chief Investment Officer of JOHCM. Prior to founding JOHCM in 1993, Mr. Mills was employed by Montagu Investment Management and its successor company, Invesco MIM, as an investment manager and director from 1975 to 1993. He is the Chief Executive of North Atlantic Smaller Companies Investment Trust plc, ("NASCIT"), a 12% stockholder of the Company) and of American Opportunity Trust plc. Mr. Mills serves as a director and shareholder of JOHCM and of Lesco, Inc., a United States public company that manufactures and sells fertilizer and lawn products.

EXECUTIVE OFFICERS

The following are the names, ages, positions and a brief description of the business experience during the last five years of the executive officers of the Company and its subsidiaries who are not also directors of the Company, all of whom serve until they resign or are removed by the Board of Directors. The business histories of executive officers who are also directors (Messrs. Harper, Hemsley and Manning) are set forth above.

Roger M. Barzun (60): Vice President, Secretary and General Counsel. Mr. Barzun has been a Vice President, Secretary and General Counsel of the Company since August 1991 and was a Senior Vice President from May 1994 until July 2001. He is also Secretary and General Counsel of SCPI. Mr. Barzun has been a lawyer since 1968 and is a member of the New York and Massachusetts bars.

Terrance W. Allan (49): President and Chief Executive Officer, Steel City Products, Inc. Mr. Allan has been an officer of SCPI for more than the last five years. He was appointed President of SCPI in May 2000 and its Chief Executive Officer in May 2002.

COMMITTEES OF THE BOARD

The standing committees of the Board of Directors consist of an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

                               THE AUDIT COMMITTEE
                           John D. Abernathy, Chairman
                                Robert W. Frickel
                             Christopher H.B. Mills

The Audit Committee reviews the Company's system of internal controls, selects the Company's independent auditors and accountants and periodically reviews their services. The Audit Committee consists entirely of non-employee directors. The Audit Committee, which was reconstituted in July 2001 in connection with the Sterling Transaction, held one meeting during the fiscal year ended December 31, 2001. For additional information concerning the Audit Committee, see "Report of the Audit Committee for the Fiscal Year Ended December 31, 2001".

                           THE COMPENSATION COMMITTEE
                           Robert W. Frickel, Chairman
                                John D. Abernathy
                             Christopher H.B. Mills

The Compensation Committee reviews and recommends compensation payable to executive officers of the Company. For additional information regarding the Compensation Committee, see "Report of the Compensation Committee for the Fiscal Year Ended December 31, 2001". The Compensation Committee, which was reconstituted in July 2001 in connection with the Sterling Transaction, did not hold any meetings during the fiscal year ended December 31, 2001.

The Board of Directors held four meetings during the Company's fiscal year ended December 31, 2001. The Board was reconstituted in July 2001 in connection with the Sterling Transaction. In the period from July 2001 through December 2001, each incumbent director attended all of the meetings of the Board of Directors while he was a director, as well as all meetings of committees of the Board of Directors on which he served.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the footnotes, the Company believes that the beneficial owners of the common stock listed in the following tables, based on information furnished by such owners, have sole investment and voting power with respect to the shares of common stock shown as beneficially owned by them. The numbers and percentages assume for each person or group listed the acquisition of all shares as to which beneficial ownership may be acquired by such person or group ("Option Shares") within sixty days of August 30, 2002, in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, but not the acquisition of Option Shares owned by any other person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of August 30, 2002 with respect to the beneficial ownership of shares of the Company's common stock by each person (other than members of the Board of Directors or management) known to the Company to own beneficially more than 5% of the outstanding shares of common stock.

NAME AND ADDRESS                                   NUMBER OF SHARES OF
OF BENEFICIAL OWNER                                   COMMON STOCK             PERCENT OF CLASS

Anthony N. Puma(1)
214  Loma Metisse
Malibu, CA 90265                                       266,667                       5.3%

North American Smaller Companies
Investment Trust plc
c/o JO Hambro Capital Management Limited
14 Ryder Street
Ryder Court SW1Y 6QB                                   605,520(2)                   12.0%
London, England

JO Hambro Capital Management Group
Limited
14 Ryder Street
Ryder Court SW1Y 6QB
London, England                                        605,520(2)                   12.0%

JO Hambro Capital Management Limited
14 Ryder Street
Ryder Court SW1Y 6QB
London, England
                                                       605,520(2)                   12.0%
Christopher Harwood Bernard Mills
c/o JO Hambro Capital Management Limited
14 Ryder Street
Ryder Court SW1Y 6QB
London, England                                        611,520(2)(3)                12.3%

Growth Financial Services Limited
c/o JO Hambro Capital Management Limited
14 Ryder Street
Ryder Court SW1Y 6QB
London, England                                        605,520(2)                   12.0%


(1) These shares were issued as part of the purchase by the Company of Puma Products, Inc. from Mr. Puma in fiscal 1995. In fiscal 1997, the Company sold Puma Products, Inc. back to Mr. Puma.

(2) These shares were purchased at $1.50 per share in July 2001 as part of the Sterling Transaction. JO Hambro Capital Management Group Limited, JOHCM, Christopher Harwood Bernard Mills, Growth Financial Services Limited and NASCIT claim shared voting power of 605,520 of these shares pursuant to Amendment No. 1 to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002.

(3) This number includes 6,000 shares issuable under outstanding stock options that are exercisable at $1.50 per share and 605,520 shares purchased at $1.50 per share in July 2001 as part of the Sterling Transaction.

SECURITY OWNERSHIP OF MANAGEMENT.

The following table sets forth information as of August 30, 2002 regarding beneficial ownership of common stock by the nominees for election as a director; the Chief Executive Officer of the Company; the former Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table below; and all directors and executive officers as a group.

Name of Beneficial Owner                  Shares of Common Stock            Percent of Class

John D. Abernathy                                123,162(1)                       2.4%
Robert M. Davies                                 736,492(2)                      13.2%
Robert W. Frickel                                  6,000(3)                        *
Joseph P. Harper, Sr.**                          298,265                          5.9%
Maarten D. Hemsley                               527,812(4)                       9.6%
Patrick T. Manning**                             235,628                          4.7%
Christopher H.B. Mills                           611,520(3)                      12.0%
Terrance W. Allan                                 40,206(5)                        *
Roger M. Barzun                                   42,161(6)                        *
All directors and executive
officers as a group (9 persons)                2,621,246(7)                      42.0%

----------
*     Represents beneficial ownership of less than one percent (1%)
**    Nominee for director

1. This number includes 108,162 shares that are issuable under outstanding stock options that are presently exercisable at prices ranging from $0.75 to $3.375 per share.

2. This number includes 538,992 shares are issuable under outstanding stock options that are presently exercisable at prices ranging from $0.50 to $2.75 per share. The options are subject to a standstill agreement that provides that the options may not be exercised if the effect of such exercise would be to jeopardize the Company's tax benefits.

3. This number includes 6,000 shares issuable under outstanding stock options that are presently exercisable at $1.50 per share.

4. This number includes 436,424 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $0.50 to $2.75 per share. The options are subject to a standstill agreement that provides that the options may not be exercised if the effect of such exercise would be to jeopardize the Company's Tax benefits.

5. This number includes 39,706 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $1.00 to $2.00 per share. Mr. Allan is an executive officer SCPI.

6. This number includes 36,000 shares issuable under outstanding stock options that are presently exercisable within sixty days of August 30, 2002 at prices ranging from $0.88 to $2.00 per share.

7. This number includes 1,173,258 shares issuable under outstanding stock options that are presently exercisable within sixty days of August 30, 2002 at prices ranging from $0.50 to $3.375 per share.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders") to file reports of beneficial ownership and certain changes in beneficial ownership with the Securities and Exchange Commission and to furnish the Company with copies of those reports.

Based solely on a review of those reports and amendments thereto furnished to the Company during the Transition Period or written representations by Insiders that no reports were required to be filed, the Company believes that during the Transition Period ended December 31, 2001 all Section 16(a) filing requirements applicable to the Company's Insiders were satisfied, except as noted in the following paragraphs.

NASCIT, a beneficial owner of greater than 10% of the Company's common stock, did not timely report beneficial ownership of 605,520 shares of common stock acquired by it in July 2001. Beneficial ownership of these shares was reported on a Form 3 filed in February 2002.

Christopher H. B. Mills, a director of the Company, did not timely report beneficial ownership of 605,520 shares of common stock beneficially owned by him as an executive director and co-investment adviser of NASCIT and 12,000 options granted to him on July 23, 2001. Beneficial ownership of these shares was reported on a Form 3 filed in February 2002.

Mr. Joseph P. Harper, Sr., President and a director of the Company, did not timely report beneficial ownership of 3,773 shares of common stock, a warrant granted on July 19, 2001 for the right to acquire 46,236 shares of common stock and a warrant granted on October 31, 2001 for the right to acquire 1,019 shares of common stock. Beneficial ownership of these shares was reported on a Form 4 filed in February 2002.

                             EXECUTIVE COMPENSATION

This item contains information about compensation, stock options and awards, employment arrangements and other information concerning the executive officers of the Company and of its subsidiaries, SHH and SCPI

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation for the 2001, 2000 and 1999 fiscal years allocated or paid on or before December 31, 2001 to those who served as the Company's Chief Executive Officer during fiscal 2001 and to the other executive officers of the Company who were serving at the end of the 2001 fiscal year for services rendered in all capacities to the Company and its subsidiaries and whose total annual salary and bonus exceeded $100,000 in fiscal 2001. Also included is the compensation paid to an executive officer of SCPI who is not an employee of the Company.

                                            Annual Compensation                         Long-term Compensation
                                ---------------------------------------   ------------------------------------------
                                                                           Restricted     Securities
  Name and Principal    Fiscal                             Other Annual      Stock        Underlying        LTIP         All Other
       Position          Year      Salary        Bonus     Compensation*     Awards      Options/SAR's     Payouts     Compensation
----------------------  ------  ------------   ---------   ------------   ------------   ------------   ------------   ------------

Robert M. Davies         2001   $     22,395          --             --             --             --             --             --
Former Chairman of the   2000   $    124,028          --             --             --             --             --             --
Board & Chief
Executive Officer        1999   $    120,000          --             --             --             --             --             --

Patrick T. Manning       2001   $     98,077          --             --             --          3,700             --             --
Chairman of the Board
& Chief Executive
Officer

Joseph P. Harper, Sr     2001   $     98,077          --             --             --          3,700             --             --
President

Maarten D. Hemsley       2001   $     65,146          --             --             --             --             --             --
Chief Financial          2000   $    129,392          --             --             --             --             --             --
Officer                  1999   $    125,000          --             --             --             --             --             --

Terrance W. Allan        2001   $    124,385   $  40,771             --             --             --             --             --
President-SCPI           2000   $    132,072   $  60,515             --             --             --             --             --
                         1999   $    115,885   $  15,000             --             --          9,750             --             --

* Excludes perquisites and other personal benefits, securities or property, if the aggregate amount of such items of compensation was not in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus of the named executive officer.

1. Mr. Davies was elected Chairman of the Board, Chief Executive Officer and President in May 1997 and resigned those positions in July 2001. Mr. Davies remains a director of the Company. Compensation is included through July 2001.

2. In July 2001, Mr. Manning was elected Chairman of the Board and Chief Executive Officer of the Company. Mr. Manning is compensated by Texas-Sterling Construction, LP ("TSC"), a subsidiary of SHH, under a long-term employment agreement, except with respect to stock options and other stock awards. Compensation is included only for the period of ownership of SHH by the Company, since July 2001.

3. In July 2001, Mr. Harper was elected President of the Company. Mr. Harper is compensated by TSC, under a long-term employment agreement, except with respect to stock options and other stock awards. Compensation is included only for the period of ownership of SHH by the Company since July 2001.

4. In December 1998, Mr. Hemsley was elected President, Chief Operating Officer and Chief Financial Officer of the Company. Following the Sterling Transaction in July 2001, he remains Chief Financial Officer of the Company and of SCPI.

5. Mr. Allan is compensated only by SCPI, except with respect to stock options and stock awards.


OPTION GRANTS IN THE LAST FISCAL YEAR

Options were granted to individuals named in the Summary Compensation Table, above, during the fiscal year ended December 31, 2001, as summarized in the table below:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      Potential
                                                                                                 Realizable Value at
                                                                                                    Assumed Annual
                                                                                                    Rates of Stock
                                                                                                  Price Appreciation
                                       Individual Grants                                           for Option Term
                         -------------------------------------                                   -------------------
                              Number of           % of Total
                             Securities        Options Granted       Exercise
                         Underlying Options    to Employees in        Price        Expiration
         Name                Granted (#)         Fiscal 2001        ($/Share)         Date          5%         10%
         ----            ------------------    ---------------      ---------      ----------     ------     ------

Patrick T. Manning              3,700                3.8%             $1.50       July 23, 2011   $3,490     $8,845

Joseph P. Harper, Sr.           3,700                3.8%             $1.50       July 23, 2011   $3,490     $8,845

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information based upon the fair market value per share of the Company's Common Stock at December 31, 2001 or the day closest to December 31, 2001 on which trades were made ($1.68), with respect to stock options held at that date by each of the individuals named in the Summary Compensation Table, above. The "value" of unexercised in-the-money options is the difference between the market value of the Common Stock subject to the options at December 31, 2001 and the exercise price of the option shares. Through December 31, 2001, there were no option exercises by any of these individuals.

                                   Number of Securities Underlying                 Value of Unexercised In-the-Money
                              Unexercised Options at December 31, 2001                Options at December 31, 2001
                              ----------------------------------------          ----------------------------------------
        Name                    Exercisable             Unexercisable             Exercisable             Unexercisable
--------------------          ---------------          ---------------          ---------------          ---------------
Robert M. Davies                      535,992                    9,000          $       498,553          $         1,620
Patrick T. Manning                         --                    3.700                       --          $           666
Joseph P. Harper, Sr                       --                    3,700                       --          $           666
Maarten D. Hemsley                    436,424                       --          $       286,935                       --
Terrance W. Allan                      33,644                    2,437          $        11,423          $         1,657

In July 2001, upon completion of the Sterling Transaction, Ross Pirasteh, Jack Polak and Martin Sergi resigned from the Board of Directors. Following their resignations, and prior to December 31, 2001, Messrs. Pirasteh, Polak and Sergi exercised their options aggregating 112,498 shares of common stock at prices ranging from $0.50 to $0.84 per share. The net proceeds received by the Company totaled $62,164.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Mr. Robert M. Davies. Mr. Davies was elected Chairman of the Board, President and Chief Executive Officer of the Company in May 1997. He had previously been a director of the Company from 1991 until 1994. He was compensated at the rate of $5,000 per month under a one-year consulting agreement until June 1998, when he entered into an employment agreement at the same rate. Mr. Davies also received reimbursement of expenses incurred by him in carrying out his duties and responsibilities. In October 1998, Mr. Davies voluntarily took a 10% salary reduction, the aggregate amount of which was added to a subordinated note issued to him at the time of the Sterling Transaction. In December 1998, Mr. Davies also entered into a two-year employment agreement with Oakhurst Technology, Inc., a wholly owned subsidiary of the Company ("OTI"), that provided for an annual base salary of $60,000, plus a car allowance. Both the Sterling and OTI employment agreements expired on February 28,

2001. The Sterling employment agreement continued on a month-to-month basis until July 2001 when Mr. Davies resigned as an executive of the Company upon completion of the Sterling Transaction.

Mr. Patrick T. Manning. Mr. Manning is Chief Executive Officer of the Company. TSC employs Mr. Manning under a three-year employment agreement dated July 18, 2001. The agreement provides for a base annual salary of $200,000 and Mr. Manning is entitled to receive an annual bonus of $100,000 in respect of any fiscal year during which SHH achieves 75% or greater of approved budgeted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for such fiscal year, so long as budgeted EBITDA is at least equal to actual EBITDA achieved in the prior year. An additional incentive bonus is payable if actual performance exceeds budget. The agreement also provides that Mr. Manning shall be subject to a non-compete provision for two years after employment with SHH ceases; payment for which shall be $1,000 per month for the twenty-four month period.

Mr. Joseph P. Harper Sr. Mr. Harper is President of the Company. TSC employs Mr. Harper under a three-year employment agreement dated July 18, 2001. The agreement provides for a base annual salary of $200,000 for the first two years and $170,000 for the third year. Mr. Harper is entitled to receive an annual bonus of $100,000 in respect of any fiscal year during which SHH achieves 75% or greater of approved budgeted EBITDA for such fiscal year, so long as budgeted EBITDA is at least equal to actual EBITDA achieved in the prior year. An additional incentive bonus is payable if actual performance exceeds budget. The agreement also provides that Mr. Harper shall be subject to a non-compete provision for two years after employment with SHH ceases; payment for which shall be $1,000 per month for the twenty-four month period.

Mr. Maarten D. Hemsley. Mr. Hemsley was employed by and was a director of the Company or SCPI for several years prior to 1995. In 1995, he resigned his positions with the Company and entered into a consulting agreement with the Company through his wholly-owned company, Bryanston Management, Ltd. In December 1998, Mr. Hemsley was elected to the Board of Directors and was appointed President, Chief Operating Officer and Chief Financial Officer of the Company subject to an employment agreement at the same rate of compensation as the Bryanston consulting agreement of $85,000 per year (of which 10% was later deferred under a voluntary salary reduction, which deferral amount was converted into a subordinated note in July 2001). In December 1998, Mr. Hemsley also entered into a two-year employment agreement with OTI, which provided for an annual base salary of $40,000, plus a car allowance. Both the Sterling and OTI employment agreements expired on February 28, 2001. The Sterling employment agreement continued on a month-to-month basis until July 2001, when, in connection with the closing of the Sterling Transaction the agreement was amended to extend the employment period for one year at an annual base salary of $76,500. Mr. Hemsley's employment agreement was extended upon its expiration in July 2002.

Mr. Terrance W. Allan. SCPI has an employment agreement with Mr. Allan that commenced May 1, 2000 that provides for an annual base salary of $133,000 with annual salary increases. The agreement provides for the payment of an annual management bonus based upon the defined profits of the Company's operating division. For fiscal years through 2001, the aggregate amount of such management bonus payable each year to the executive and to all other executives of SCPI was not to exceed 8% of such defined profits and the allocation thereof was made by the Compensation Committee of the Company based on recommendations of Mr. Bernard Frank, who until May 2002 was SCPI's Chief Executive Officer. Mr. Allan was also entitled to an executive bonus calculated as a percentage of defined annual profits of the Company that exceeded $2,000,000. In fiscal 2002, SCPI's bonus arrangements were changed to provide for employee bonuses based on achievement of Board-approved budgets. The initial term of Mr. Allan's employment agreement expires on September 30, 2003, and may be extended thereafter on a year-to-year basis. In September 2001, Mr. Allan voluntarily deferred his annual contractual salary increase of $7,000.

COMPENSATION OF DIRECTORS

Each director who is not an employee of the Company receives an annual fee of $12,500. Directors receive no meeting fees, but are entitled to reimbursement for out-of-pocket expenses incurred in attending meetings.

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Three independent directors, Messrs. Abernathy, Frickel and Mills are members of the Audit Committee. The Committee operates under a written charter adopted by the Board of Directors in June 2000. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's financial statements with generally accepted accounting principles and whether the Company's financial statements present fairly, in all material respects, the financial position and results of operations of the Company.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 ("Communication with Audit Committees"). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and discussed with them their independence from the Company and its management.

In September 2001, the Company elected to change its independent auditors from Deloitte & Touche LLP to Grant Thornton LLP. The decision to change auditors arose after consummation of the Sterling Transaction in July 2001. As a result of the Sterling Transaction, the majority of the Company's operations consist of the operations of SHH; whose auditors were previously Grant Thornton.

The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2001 by its current independent auditors, Grant Thornton
LLP:

Audit fees                                                        $153,082
Financial information systems design and implementation                 --
All other fees                                                    $121,111

Audit fees include the fees for the separate audits of SCPI and SHH as well as the consolidated audit of the Company and resolution of issues that arose during the audit process.

Items included in the "All other fees" category include services related to an audit of SHH as of September 30, 2001, acquisition issues and other matters. The Audit Committee determined that services provided in the "All other fees" category did not impair the independence of Grant Thornton, LLP.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee:                                John D. Abernathy, Chairman
                                                    Robert W. Frickel
                                                    Christopher H.B. Mills

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR FISCAL YEAR 2001

This report has been prepared by the Compensation Committee of the Board of Directors and addresses the Company's compensation policies with respect to the Chief Executive Officer and executive officers of the Company in general for the fiscal year ended December 31, 2001. All members of the Committee are non-employee directors. During fiscal 2001 the Company had no operating business of its own, but was a holding company of other operating businesses. The Company has elected to include in the Summary Compensation Table certain information concerning an executive officer of SCPI, Mr. Allan, who is not, however, an executive officer of the Company and accordingly, a discussion of his compensation is included here. Reference is made generally to the information under the heading "Employment Contracts and Termination of Employment and Change-in-Control Arrangements".

Compensation Policy. The overall intent for executive compensation is to establish levels of compensation that (i) provide appropriate incentives in order to command high levels of individual performance and thereby increase the value of the Company to its stockholders and (ii) are sufficiently competitive to attract and retain the skills required for the success and profitability of the Company. The principal components of executive compensation are salary, bonus and stock options.

Chief Executive Officer's Compensation. The compensation for Mr. Davies prior to July 2001 and Mr. Manning after July 2001 was determined to be appropriate by the members of the Committees serving at the time based on the nature of the position; the expertise and responsibility that the position requires; the Chief Executive Officer's experience in former employment; and the subjective judgment of the members of the Committee of a reasonable level of compensation.

Other Executive Officers. Mr. Allan is included in the Company's disclosures relating to executive compensation because of his importance to the success of the Company on a consolidated basis. Mr. Allan's employment agreement was reviewed and approved by the Company's Compensation Committee and by the SCPI Compensation Committee.

Salary. Since all of the executive officers named in the Summary Compensation Table are long-term employees of the Company and/or SCPI and SHH, their salaries in fiscal 2001 were based on the level of their prior salaries and the subjective judgment of the members of the Company's and SCPI's Compensation Committees as to the value of the executive's past contribution and potential future contribution to the business.

Bonuses. Through fiscal 2001, the bonus payable to Mr. Allan under his employment agreement consisted of an Annual Management Bonus and an additional Annual Executive Bonus. The Annual Management Bonus was paid from a pool of funds equal to 8% of SCPI's consolidated net income before interest, taxes, depreciation and amortization, prepared in accordance with generally accepted accounting principles consistently applied. The allocation of the bonus pool was based on recommendations to SCPI's Compensation Committee. Effective in fiscal 2002, SCPI's bonus arrangements were changed to provide for employee bonuses based on achievement of Board-approved budgets.

The Annual Executive Bonus for Mr. Allan was equal to 1% of the amount by which SCPI's consolidated net income (defined in the same manner as for the Annual Management Bonus) exceeded $2,000,000. SCPI's defined net income did not exceed the $2,000,000 threshold in fiscal 2001, 2000 or 1999 and accordingly no Annual Executive Bonus was paid.

The bonus percentages and amounts contained in the executive officers' employment agreement are based on each executive's years of service, his perceived importance to the profitability of SCPI and the subjective judgment of members of the SCPI Compensation Committee as to the best balance between salary and bonus and what is fair and reasonable.

Bonuses payable to Mr. Manning and Mr. Harper are subject to achievement of certain financial targets, including meeting budgeted EBITDA, of SHH. In fiscal 2001, those objectives were not met, and accordingly, no bonuses were paid.

Stock Options. The Committee believes that stock ownership by executive officers is important in aligning management's and stockholders' interests in the enhancement of stockholder value over the long term. The exercise price of all outstanding stock option grants is equal to the market price of the common stock on the date of grant. In fiscal 2001, 3,700 options were granted each to Mr. Manning and Mr. Harper, in recognition of their performance.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. The Company's compensation payable to any one executive officer (including potential income from outstanding stock options) is currently and for the foreseeable future unlikely to reach that threshold. In addition, because of the significant net operating loss carryforwards of SCPI, the tax-deductibility of compensation payments is not currently an issue. However, should circumstances change, the Compensation Committee will study the matter and make recommendations to the Board of Directors.

The Compensation Committee:         Robert W. Frickel, Chairman
                                    John D. Abernathy
                                    Christopher H.B. Mills

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Until July 2001, Mr. Davies, Mr. Abernathy, Mr. Ross Pirasteh and Mr. Joel Lever were members of the Compensation Committees of both the Company and of SCPI. Beginning in July 2001, Messrs. Abernathy, Frickel and Mills became the members of the Compensation Committee of the Company. Mr. Abernathy and Mr. Davies serve on the Compensation Committee of SCPI. Prior to July 2001 Mr. Davies was an executive officer of the Company, but none of the Company's executive officers served as a director or member of the Compensation Committee (or any other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of the Company's Compensation Committee.

The Board of Directors intends that any transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and that they will be approved by a majority of the Board of Directors who are independent and disinterested with respect to the proposed transaction.

In December 1998, KTI, Inc. (which subsequently merged into Casella Waste Systems, Inc. "Casella") ("KTI") purchased approximately 1.7 million shares of the Company's common stock, representing 35% of the common stock outstanding after the purchase, at the market price of $0.50 per share. In conjunction with the private placement of stock, KTI committed under a loan agreement to lend the Company up to $11.5 million (see Notes 1, 4 and 5 to the Consolidated Financial Statements in the Transition Report on Form 10-K) (the "KTI Loan"). Funding under the KTI Loan was used principally to enable OTI to invest in New Heights Recovery and Power, LLC ("New Heights"), which was to become a fully integrated recycling and waste-to-energy facility in Ford Heights, Illinois.

Pursuant to these transactions, in January 1999, KTI nominated two directors, Ross Pirasteh and Martin Sergi, to each of the Boards of Directors of Sterling and OTI. In March 2000, Mr. Jack Polak was elected to the Board of Directors as KTI's third nominee under the Investment Agreement between KTI and the Company. Due to significant and continuing losses at New Heights and Casella's decision to exit certain non-core activities, of which New Heights was deemed one, in April 2001 certain agreements (the "Unwinding Agreements") were signed among the Company, OTI, Casella and KTI. Pursuant to the Unwinding Agreements, the resignations of Messrs. Pirasteh, Sergi and Polak from the Board of Directors of the Company and OTI became effective on July 3, 2001.

In October 1999, certain shareholders of SHH exercised their right to sell a second tranche of equity to OTI, thus increasing OTI's equity ownership from 7% to 12%. The equity purchase was financed through the issuance of notes, of which an aggregate of $559,000 was due to Mr. Davies and Mr. Hemsley in October 2000. The notes, which provided for interest payments at the rate of 14% per year, were extended by agreement until July 2001 when they were restructured pursuant to the Sterling Transaction.

See also "Compensation of Directors" and "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to the agreements entered into between KTI and the Company in December 1998, KTI received the right to appoint directors to the Boards of the Company and its subsidiary, OTI. Three representatives from KTI were appointed to the Board of Directors; Messrs. Pirasteh and Sergi in January 1999, and Mr. Polak in March 2000, and two KTI representatives were appointed to the Board of Directors of OTI. Pursuant to the Unwinding Agreements, the resignations of Messrs. Pirasteh, Sergi and Polak from the Boards of Directors of the Company and OTI became effective on July 3, 2001.


In October 1999, certain shareholders of SHH exercised their right to sell a second tranche of equity securities to OTI thereby increasing the Company's consolidated equity ownership of SHH from 7% to 12%. The equity purchase was financed through the issuance of two notes. One of these notes in the amount of $559,000 was issued to Mr. Davies (the "First Note") in which Mr. Hemsley had a participation of $116,000. The second note in the amount of $800,000 (the "Manning Note") was issued to James D. Manning, the brother of Patrick T. Manning and one of the SHH shareholders who sold SHH equity securities to OTI. The First Note provided for interest at 14% payable quarterly and was due in October 2000, but in fact, no interest payments were made and the First Note was not repaid in October 2000. In connection with the Sterling Transaction, accrued unpaid interest on the First Note of $134,000 was added to the principal of the First Note, the maturity date of the First Note was extended to July 2005, and the interest rate was reduced to 12%. In connection with the Sterling Transaction, the Company also issued an additional four-year 12% promissory note to each of Messrs. Hemsley ($136,421) and Davies ($250,623) (the "Second Notes") to repay certain amounts due to them by the Company or OTI, including deferred compensation, the fee (and related interest) owed to them in connection with the acquisition of the second tranche of SHH equity in

October 1999, the fee due in July 2001 to them in connection with the Sterling Transaction and a fee for the extension of the First Note.

In connection with the Sterling Transaction, the maturity date of the Manning Note also was extended to July 2005 and the interest rate was reduced from 14% to 12%. In consideration for the extension of the maturity date and interest rate reduction, Mr. James D. Manning received a zero coupon promissory note payable July 2005 with principal and interest payable at maturity in the aggregate amount of $187,000. Interest and principal on the First Note, the Second Notes and the Manning Note are payable prior to maturity only to the extent of cash available to Sterling for these payments and as permitted by lenders to Sterling or its subsidiaries.

After the Sterling Transaction, Mr. Harper and another executive of TSC purchased $300,000 and $100,000, respectively, of the Manning Note from Mr. James D. Manning. As a result, Mr. Harper now holds a separate note in the principal amount of $300,000, an executive of TSC holds a separate note in the principal amount of $100,000, and Mr. James D. Manning holds a note in the principal amount of $400,000, in each case, on the same terms and conditions as the Manning Note.

Mr. James D. Manning is employed by an operating subsidiary of SHH under a three-year employment agreement commencing January 1999 pursuant to which he receives an annual salary of $75,000 plus $75.00 per hour for each hour worked in excess of 1,000 hours during any calendar year. In addition, Mr. Manning is entitled to receive incentive compensation in the amount of $50,000 if certain financial goals are met. The employment agreement limits the ability of Mr. Manning to compete for a period of two years after he ceases to be an employee if he terminated his employment without good cause or the company terminated his employment for good cause, and for a period of one year after he ceases to be an employee if he terminated his employment for good reason or the company terminated his employment without good cause; provided that these non-competition obligations may be avoided by Mr. Manning if the Company terminates the employment agreement other than for good cause.

In 1996, Mr. Patrick Manning, Mr. Harper and Mr. James D. Manning loaned $864,000 to SHH pursuant to notes bearing interest at the prime rate plus 2%. The final principal installments on these loans were paid in October 2001 to (i) to Mr. James D. Manning in the amount of $240,000 plus accrued interest and (ii) to each of Mr. Patrick Manning and Mr. Harper in the amount of $24,000 plus accrued interest.

NASCIT lent $1,500,000 to SHH in connection with the Sterling Transaction pursuant to a short-term promissory note bearing interest at 12%. The note was paid in full on December 31, 2001. Mr. Mills is Chief Executive of NASCIT and was elected a director of SHH in January 1999, representing funds managed by JOHCM.

Since March 2001 Mr. Hemsley has provided consulting services to (and since May 2002 as an employee of) JOHCM as a manager of Leisure and Media Venture Capital Trust plc, a fund that was not an investor in the Sterling Transaction.

In December 2001, in order to strengthen SCPI's working capital position, Sterling obtained funding in the amount of $500,000 from members of management and directors, including Messrs. Frickel, Harper and Hemsley, who loaned $155,000, $100,000 and $25,000, respectively. These notes are convertible into shares of common stock of the Company at a conversion price of $2.50 per share at any time prior to the maturity date of December 2004. The notes, which rank senior to debt incurred in the Sterling Transaction, bear interest at 12% which is payable monthly.

In July 2001, Mr. Robert Frickel was elected to the Board of Directors. Mr. Frickel serves as President of R.W. Frickel Company, P.C., an accounting firm based in Michigan. R.W. Frickel Company has performed certain accounting and tax services for SHH in the past. Fees paid or accrued to R.W. Frickel Company for the period that Sterling owned SHH through December 31, 2001 were approximately $89,000.

Reference is made to information contained under the headings "Compensation of Directors," "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," and "Compensation Committee Interlocks and Insider Participation".

                             ----------------------

The following "Performance Graph" and the foregoing " Report of the Audit Committee" and "Report of the Compensation Committee on Executive Compensation" are not and shall not be deemed incorporated by reference into any filings of the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, by implication or by any reference in any such filings to this Proxy Statement.

PERFORMANCE GRAPH

The following graph compares the percentage change in the Company's cumulative total stockholder return on Common Stock for the last five years with (i) the Dow Jones Total Return Index, a broad market index, and (ii) the Dow Jones Heavy Construction Index, a group of companies whose marketing strategy is focused on a limited product line, such as civil construction, over the same period. Both indices are published in The Wall Street Journal.

The returns are calculated assuming the value of an investment in the Company's common stock and each index of $100 on the Company's February 28, 1995 fiscal year end and that all dividends were reinvested into additional shares of common stock; however, the Company paid no dividends during the periods shown. The graph lines merely connect the beginning and end of the periodic measuring dates and do not reflect fluctuations between those dates. The historical stock performance shown on the graph is not intended to, and may not be indicative of, future stock performance.

                                    [GRAPH]

                                        1996     1997     1998     1999     2000     2001
                                        ----     ----     ----     ----     ----     ----


Dow Jones - Heavy Construction           100       75       90       96      113      118
Dow Jones - Total Return                 100      130      163      200      181      185
Sterling Construction Company, Inc.      100       95       95      131       63      142

INDEPENDENT AUDITORS

Grant Thornton, LLP has served as the Company's independent auditors since September 2001 and has been retained for fiscal 2002.

A representative of Grant Thornton LLP is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the meeting other than the election of directors. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their best judgment on such matters.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal that a stockholder intends to present at the 2003 Annual Meeting of Stockholders must be submitted to the Secretary of the Company no later than April 1, 2003 in order to be considered timely received.


                                              By Order of the Board of Directors
                           Roger M. Barzun, Secretary

                       STERLING CONSTRUCTION COMPANY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 17, 2002



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received a Notice of the Annual Meeting of Stockholders of Sterling Construction Company, Inc. (the "Company") to be held on October 17, 2002 at 9:00 a.m. Houston time at the offices of Sterling Houston Holdings, Inc., 20810 Fernbush Lane, Houston, Texas 77073 or at any adjournment thereof (the "Annual Meeting") and the Board of Directors' Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Patrick T. Manning, Maarten D. Hemsley and Roger M. Barzun, and each of them (with full power of substitution) as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned holds any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

[X] Please mark your votes as in this example.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted FOR such election to office or proposal. None of the matters to be voted on is conditioned on, or related to, the approval of any other matter. All matters are proposed by the Company.

1. Election of two directors (or if the nominee is not available for election, such substitute as the Board of Directors may designate).

NOMINEES                                     CLASS              TERM
Patrick T. Manning                             I         Three years
Joseph P. Harper, Sr.                          I         Three years






FOR ALL NOMINEES                        [    ]

WITHHOLD FROM ALL NOMINEES              [    ]

[   ]
      ------------------------------------------------------------------------
INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name in the space provided above.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE -- YOU NEED NOT MARK ANY BOXES.


            CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE

In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment thereof.



           FOR[ ]                  AGAINST[ ]                ABSTAIN[ ]



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please sign exactly as your name appears hereon. Joint owners should both sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                                              Date:
           ------------------------------------               -----------------

Signature:                                              Date:
           ------------------------------------               -----------------

        PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING
                             THE ENCLOSED ENVELOPE.